Exhibit 99

SILICON LABORATORIES REPORTS FOURTH QUARTER AND YEAR-END RESULTS

—Company Grows 2008 Revenue by 23 Percent, Achieves Near Model Performance and Reduces Operating Expenses—

AUSTIN, Texas — Feb 4, 2009 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported fourth quarter revenue of $99.3 million, bringing year-end revenue to $415.6 million, a 23 percent year over year increase. In the fourth quarter, the company delivered solid operating performance and strong gross margins while reducing operating expenses in response to the decline in industry-wide demand.

On a GAAP basis, the company reported 2008 gross margins of 61.5 percent, operating expenses of $212 million and operating income of $43.7 million. Diluted earnings per share for the year were $0.67.

2008 Business Highlights

•                  Year over year revenue growth was driven by double-digit increases in every major product line, compared to negative industry growth and a challenging demand environment.

•                  The introduction of a record number of products included the addition of new vectors in MCUs, short-range wireless, power, video, consumer audio and mid to low end clocks and oscillators.

•                  The company delivered 24 percent non-GAAP operating income and 45 percent growth in non-GAAP earnings per share.

•                  The company reduced SG&A expense as a percent of revenue by more than 300 basis points compared to the prior year.

•                  Strong operating performance produced excellent cash flow, and the company returned $280 million to shareholders in the form of share repurchases.

Fourth Quarter Financial Results

Fourth quarter revenue of $99.3 million represented a 12.5 percent sequential decrease. GAAP gross margin was 60.5 percent of revenue. On a GAAP basis, R&D investment for the period was $27.4 million and SG&A expense was $25.6 million, totaling $53 million in operating expenses. Fourth quarter GAAP operating income was $7.1 million.  Other income, principally interest on invested cash, was approximately $1 million.  GAAP diluted earnings per share were $0.14.

The following non-GAAP results exclude the impact of stock compensation expense and $2.6 million in other one-time charges. Non-GAAP gross margin was 61.8 percent, at the high end of the company’s target range of 60 to 62 percent. Non-GAAP operating expenses declined from the fourth quarter forecast by more than six percent to $41.4 million. Non-GAAP operating income was $20 million or 20.1 percent of revenue. Non-GAAP diluted earnings per share were $0.37. The reconciling charges are set forth in the financial measures table included below.

During the fourth quarter, both accounts receivables and inventory declined. Inventory decreased by 18 percent sequentially as the company reacted quickly to changing demand. In the fourth quarter, the company repurchased $38 million or 1.7 million shares and ended the year with a cash, cash equivalents and investments balance of $325 million.

Business Summary

The company’s RF business experienced a sequential decline in the fourth quarter. Consumer demand weakness impacted the business, particularly sales into portable navigation devices. However, design activity remained strong, with approximately 100 new audio design wins during the quarter and significant tier-one design wins in both video and short-range wireless.

The Access business experienced a single-digit sequential decline in the fourth quarter driven by weakness among residential gateway and PON terminal customers. The Broad-based business was also down sequentially, with the MCU products most heavily impacted by the macro economic weakness and declining significantly across most end-market segments.

“Despite the effects of macro economic weakness, we executed well in 2008, increasing share and further diversifying,” said Necip Sayiner, president and CEO of Silicon Laboratories. “While ongoing inventory contraction and a deteriorating demand environment are expected to result in a sequential revenue decline of 20 to 25 percent for the first quarter, we believe we are building significant market share momentum due to very compelling new products and a strong position at our customers. We intend to contain costs and preserve cash flow while continuing to invest in key programs to build upon these hard-earned market share gains.”

Webcast and Conference Call

A conference call discussing the results will follow this press release today at 7:30 a.m. Central Time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1-866-516-0673 or +1 203-369-2037 (international). Replays will be available through February 18th, 2009.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions (including risks that acquisitions may not yield the expected benefits due to the failure to properly integrate the acquired businesses and employees; risks that the customer base and revenue of the acquired businesses may cease to expand or may decline; risks that the acquired business’ products under development may fail to achieve market acceptance; risks of disputes regarding the acquired business; risks that the performance of Silicon Laboratories’ existing business may not offset the dilutive effect of an acquisition); risks associated with divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2009	December 29, 2007	January 3, 2009	December 29, 2007
Revenues	$99,348	$100,111	$415,630	$337,461
Cost of revenues	33,252	36,565	159,845	130,225
Gross margin	60,096	63,546	255,785	207,236
Operating expenses:
Research and development	27,369	21,524	101,205	89,320
Selling, general and administrative	25,639	27,551	100,674	94,819
In-process research and development	—	—	10,250	—
Operating expenses	53,008	49,075	212,129	184,139
Operating income	7,088	14,471	43,656	23,097
Other income (expense):
Interest income	1,172	6,523	10,449	24,525
Interest expense	(108)	(101)	(433)	(628)
Other income (expense), net	(16)	(87)	(556)	(469)
Income from continuing operations before income taxes	8,136	20,806	53,116	46,525
Provision (benefit) for income taxes	1,812	4,888	20,181	6,838
Income from continuing operations	6,324	15,918	32,935	39,687
Income from discontinued operations, net of income taxes	—	5,399	—	165,149

Net income	$6,324	$21,317	$32,935	$204,836
Basic earnings per share:
Income from continuing operations	$0.14	$0.29	$0.68	$0.72
Net income	$0.14	$0.39	$0.68	$3.74

Diluted earnings per share:
Income from continuing operations	$0.14	$0.28	$0.67	$0.70
Net income	$0.14	$0.38	$0.67	$3.64

Weighted-average common shares outstanding:
Basic	45,256	54,377	48,109	54,826
Diluted	45,635	55,901	48,989	56,321

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended January 3, 2009
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs and Impairments	Cost of Sales Fair Value Adjustment	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$99,348

Gross margin	60,096	60.5%	$586	$—	$761	$61,443	61.8%

Operating expenses	53,008	53.4%	9,690	1,859	—	41,459	41.7%

Operating income	7,088	7.1%	10,276	1,859	761	19,984	20.1%

	Three Months Ended January 3, 2009
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Termination Costs and Impairments	Cost of Sales Fair Value Adjustment	Non-GAAP Measure
Income from continuing operations	$6,324	$8,691	$1,208	$495	$16,718

Diluted shares outstanding	45,635	—	—	—	45,635

Diluted earnings per share from continuing operations	$0.14				$0.37

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Twelve Months Ended January 3, 2009
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Termination Costs and Impairments	Cost of Sales Fair Value Adjustment	IPR&D	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$415,630

Operating income	43,656	10.5%	$40,669	$1,859	$2,159	$10,250	$98,593	23.7%

	Twelve Months Ended January 3, 2009
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Termination Costs and Impairments	Cost of Sales Fair Value Adjustment	Acquisition Tax Expense	IPR&D	Non- GAAP Measure
Income from continuing operations	$32,935	$35,022	$1,208	$1,403	$11,756	$10,250	$92,574

Diluted shares outstanding	48,989	—	—	—	—	—	48,989

Diluted earnings per share from continuing operations	$0.67						$1.89

	Twelve Months Ended December 29, 2007
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Relocation Charges	Non-GAAP Measure
Income from continuing operations	$39,687	$33,223	$523	$73,433

Diluted shares outstanding	56,321	—	—	56,321

Diluted earnings per share from continuing operations	$0.70			$1.30

Silicon Laboratories Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	January 3, 2009	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$172,272	$264,408
Short-term investments	101,267	308,566
Accounts receivable, net of allowance for doubtful accounts of $1,011 at January 3, 2009 and $517 at December 29, 2007	36,144	51,211
Inventories	28,293	28,587
Deferred income taxes	6,439	6,025
Prepaid expenses and other current assets	18,297	33,895
Total current assets	362,712	692,692
Long-term investments	51,821	—
Property, equipment and software, net	30,496	28,157
Goodwill	105,515	73,199
Other intangible assets, net	49,728	18,077
Other assets, net	23,973	28,121
Total assets	$624,245	$840,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,274	$33,321
Accrued expenses	29,119	26,397
Deferred income on shipments to distributors	21,599	28,448
Income taxes	4	5,226
Total current liabilities	72,996	93,392
Long-term obligations and other liabilities	48,789	43,309
Total liabilities	121,785	136,701
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 44,613 and 52,810 shares issued and outstanding at January 3, 2009 and December 29, 2007, respectively	4	5
Additional paid-in capital	75,711	303,682
Retained earnings	432,793	399,858
Accumulated other comprehensive loss	(6,048)	—
Total stockholders’ equity	502,460	703,545
Total liabilities and stockholders’ equity	$624,245	$840,246

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